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                                                                    EXHIBIT 21.1



                              GABRIEL SUBSIDIARIES(1)


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


                                   ORGANIZATION                              TYPE OF ORGANIZATION


             Gabriel Communications Transportation Co., Inc.                     Corporation

             GCI Transportation, Inc.                                            Corporation
             GCI Transportation, LLC(2)                                   Limited Liability Company

             Intermediate HoldCo [Name to be furnished when formed.]             Corporation
             Gabriel Communications Finance Company                              Corporation
             WebBizApps, L.L.C.(3)                                        Limited Liability Company

             OPERATING SUBSIDIARIES

             Gabriel Communications of Arkansas, Inc.                            Corporation

             Gabriel Communications of Kansas, Inc.                              Corporation

             Gabriel Communications of Oklahoma, Inc.                            Corporation

             Gabriel Communications of Missouri, Inc.                            Corporation

             Gabriel Communications of Texas, Inc.                               Corporation

             Gabriel Communications of Illinois, Inc.                            Corporation

             Gabriel Communications of Indiana, Inc.                             Corporation

             Gabriel Communications of Kentucky, Inc.                            Corporation

             Gabriel Communications of Ohio, Inc.                                Corporation

             Gabriel Communications of Tennessee, Inc.                           Corporation
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(1) Operating Subsidiaries are wholly owned by Gabriel Communications Finance
Company, which is currently wholly owned by Gabriel but is expected to become a wholly owned subsidiary of Intermediate HoldCo, a subsidiary wholly owned by
Gabriel to be formed in connection with transactions contemplated by the proposed expanded Gabriel credit facility. All other subsidiaries are owned by
Gabriel Communications, Inc.

(2) 70% owned by Gabriel, 30% owned by Brooks International Aviation, L.L.C.

(3) 50% owned by Gabriel, 50% owned by Solutech, Inc.